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                                                                   Exhibit 5.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investsor Fund,
Select Series, Principled Values Portfolio Series 3,
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-70595 of our opinion dated January 29, 1999, relating to the Statement of Condition of Equity Investor Fund, Select Series, Principled Values Portfolio Series 3, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 29, 1999